                                                 File No. 70-8779


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                _________________________________

                 POST-EFFECTIVE AMENDMENT NO. 4
                               TO
                            FORM U-1
               __________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             ________________________________________

           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215
             _______________________________________

                    APPALACHIAN POWER COMPANY
            40 Franklin Road, Roanoke, Virginia 24022
            _________________________________________

                 COLUMBUS SOUTHERN POWER COMPANY
          215 North Front Street, Columbus, Ohio  43215
          _____________________________________________

                 INDIANA MICHIGAN POWER COMPANY
          One Summit Square, Fort Wayne, Indiana  46801
          _____________________________________________

                     KENTUCKY POWER COMPANY
          1701 Central Avenue, Ashland, Kentucky  41101
          _____________________________________________

                     KINGSPORT POWER COMPANY
          422 Broad Street, Kingsport, Tennessee  37660
          _____________________________________________

                       OHIO POWER COMPANY
         339 Cleveland Avenue, S.W., Canton, Ohio  44702
         _______________________________________________

                     WHEELING POWER COMPANY
        51 - 16th Street, Wheeling, West Virginia  26003
        ________________________________________________

       (Name of company or companies filing this statement and addresses of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215

       John F. Di Lorenzo, Jr., Associate General Counsel
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215
(Names and addresses of agents for service)




     American Electric Power Company, Inc. ("American"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), and American Electric Power Service Corporation, Appalachian Power Company, Columbus Southern Power Company, Kentucky Power Company, Kingsport Power Company, Indiana Michigan Power Company, Ohio Power Company and Wheeling Power Company (sometimes collectively referred to herein as "Applicants") hereby amend their Application or Declaration on Form U-1 in File No. 70-8779 as follows:
     1.   The following paragraph is added to the end of Item 1C:
          "American will not seek recovery through higher rates to customers of its utility subsidiaries in order to compensate American for any possible losses that it may sustain by its guarantee of any debt or other obligations of the New Subsidiaries."
     2. By adding the following paragraph to the end of ITEM 3. APPLICABLE STATUTORY PROVISIONS:
          "American considers that Sections 6, 7 and 12(b) of the 1935 Act and Rule 45 thereunder are applicable to the proposed guarantee by American of the debt and other obligations of the New Subsidiaries described in Post-Effective Amendment No.3."

     3. By amending and restating the last sentence under ITEM 2. FEES, COMMISSIONS AND EXPENSES:
     "No additional expenses are expected to be incurred in connection with the proposed transactions desribed in Post-
     Effective Amendment No. 3."

                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.
               AMERICAN ELECTRIC POWER SERVICE CORPORATION


               By  /s/ A. A. Pena
                      Treasurer


               AMERICAN ELECTRIC POWER COMPANY, INC.
               AMERICAN ELECTRIC POWER SERVICE CORPORATION
               APPALACHIAN POWER COMPANY
               COLUMBUS SOUTHERN POWER COMPANY
               KENTUCKY POWER COMPANY
               KINGSPORT POWER COMPANY
               INDIANA MICHIGAN POWER COMPANY
               OHIO POWER COMPANY
               WHEELING POWER COMPANY


               By   /s/ A. A. Pena
                         Treasurer

Dated:  March 27, 1997